CorMedix™

Company Overview

April 2015

Key Investment Highlights

1 First-in-Class Product with Significant Unmet Need

- Neutrolin® is effective in reducing catheter-related blood stream infections (CRBSI) and thrombosis by greater than 90% in operational clinical settings
- The total annual cost to the US healthcare system for CRBSIs and thrombosis is approximately $5 billion
  - Estimated 250,000 CRBSIs in the US each year
- Estimated multi-billion dollar global market opportunity

2 Approved for Use in Europe and Other Geographies

- Received CE Mark approval in July 2013 in Europe
- Commercialized in Europe and Middle East as a Class III drug-device combination (critical care, oncology, hemodialysis, total parenteral nutrition)
  - Partners in Germany, Saudi Arabia, Kuwait, United Arab Emirates and Korea

3 De-Risked Path for US Approval Near-Term

- Classified as a drug in US; filed IND in September 2014
- FDA granted Fast-Track designation for Neutrolin® in January 2015
- FDA granted Qualified Infectious Disease Product (QIDP) designation to Neutrolin® for oncology, hemodialysis and critical care/intensive care unit patients in January 2015
  - FDA Priority Review and if approved, eligibility for additional 5-year extension of market exclusivity
- Expect to launch two Phase III trials in 4Q 2015

4 Significant Growth Opportunities

- 10 years or more market exclusivity period in the US
- Solid IP portfolio of 23 issued patents
- Label expansion (beyond hemodialysis) obtained for European Union in December 2014
- US Registration package includes hemodialysis, oncology/TPN and ICU

CorMedix Profile

- CorMedix is a global biopharmaceutical company focused on the prevention and treatment of infectious diseases and thrombosis in both acute and chronic care settings
  - The Company has a global IP portfolio which includes 23 issued patents
- Neutrolin® is CorMedix's lead product
  - Neutrolin® significantly reduces Catheter-Related Bloodstream Infections (CRBSI) and catheter blood clotting episodes (thrombosis)
  - Clinical experience to-date demonstrates that Neutrolin is over 90% effective
- Neutrolin® is commercialized in Europe and the Middle East as a Class III drug-device combination for the following specialty markets:
  - Critical Care (ICU, CCU)
  - Oncology
  - Hemodialysis
  - Total Parenteral Nutrition
- In the United States, Neutrolin® is classified as a drug and the Company is initiating Phase III FDA clinical trials in late 2015
- In January 2015, the FDA granted Qualified Infectious Disease Product (QIDP) and Fast-Track designations to Neutrolin®, providing 10 years or more of market exclusivity


Neutrolin®
Catheter Lock

Overview of Neutrolin®

Neutrolin® is a **first-in-class "catheter lock" solution undergoing clinical evaluation in the U.S. as a drug** to **prevent biofilm development** thereby **significantly decreasing thrombosis and infection**

Key Components

- Taurolidine 1.35% (anti-infective)
- Heparin 1,000 u/ml (anticoagulant)
- Citrate 3.5% (buffering compound)

Key Benefits

- Inhibits biofilm development
- Reduces infections
  - Bacteria and fungi
  - Antibiotic-resistant strains
  - No reported resistance in a clinical setting
- Reduces thrombosis
- Optimizes catheter patency and reduces expensive catheter complications



Neutrolin® inhibits the development of biofilm and therefore prevents central venous catheter (CVC)-related complications
Without Neutrolin® biofilm with microbial colonization develops within 24 hours after CVC placement

The Opportunity

Despite recent improvements and initiatives in infection hygiene, **biofilm develops very quickly** and can lead to life-threatening complications, **costing the US healthcare system approximately $5 billion annually**

Significant Unmet Need

- 1.7 million infections per year in the US, of which 25% are due to catheter related bloodstream infections (CRBSI) or central line associated bloodstream infections (CLABSI)
  - Bacteria are seen within biofilms in 88% of central venous catheters
  - Bacteria within a biofilm are significantly more resistant to antibiotics
  - Microbial biofilms are responsible for the majority of catheter related infections
- Mortality rates of 20% to 25% are consistently reported

Stages of Biofilm Development

Biofilm development within 24 hours after CVC placement



Biofilm on the surface of an intravenous catheter consists of cells, bacteria and an extracellular matrix

Substantial biofilm after use of heparin for 7 months



Biofilm with bacterial colonization (catheter surface is completely colonized)

No biofilm after use of Neutrolin® for 5 months



No biofilm or bacterial colonization

CorMedix Estimated Timeline

2006 | 2010 | 2013 | 2014 | 2015 | 2016 | 2018

July 2006: CorMedix founded

March 2010: Completed Initial Public Offering

July 2013: Received CE Mark approval for Neutrolin® in EU for hemodialysis

August 2014: FDA accepted pivotal Phase III protocol for Neutrolin® in hemodialysis

September 2014: Received CE mark label expansion to cover Oncology, TPN and ICU indications for Neutrolin® in EU

October 2014: Received approval to initiate a clinical trial for Neutrolin® in the US

January 2015: FDA granted Qualified Infectious Disease Product designation to Neutrolin®

January 2015: Received Fast-Track designation for Neutrolin® by FDA

March/April 2015: Pharma economic analysis; Abstract and poster presentations at NKF (Dallas) and VAS (Barcelona)

Q4 2015: Initiation of Phase III clinical program

Q2 2016: Peer review for Health Economics

Q1 2018: US Launch

Disclaimer

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, financing plans, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: CorMedix's ability to achieve expected cost savings in its pharmaceutical manufacturing margins; the unpredictability of the size of the markets for, and market acceptance of, Neutrolin; CorMedix's ability to identify and enter into strategic transactions; the cost, timing and results of the planned Phase 3 trial for Neutrolin in the U.S.; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates, including marketing of Neutrolin® in countries other than Europe; the risks associated with the launch of Neutrolin® in new markets; CorMedix's ability to enter into, execute upon and maintain collaborations with third parties for its development and marketing programs; CorMedix's ability to maintain its listing on the NYSE MKT; the risks and uncertainties associated with CorMedix's ability to manage its limited cash resources; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; obtaining additional financing to support CorMedix's research and development and clinical activities and operations; CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers, sales and marketing organizations, and consultants; and protecting the intellectual property developed by or licensed to CorMedix. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.